                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                   Date of Report (Date of earliest reported)

                                October 29, 1999
                       -----------------------------------

                            Virtual Communities, Inc.
                       -----------------------------------
             (Exact name of registrant as specified in its chapter)

                                    Delaware
                            -------------------------
                 (State or other jurisdiction of incorporation)

                                    01-12637
                            -------------------------
                            (Commission File Number)

                                   95-4491750
                               -------------------
                        (IRS Employer Identification No.)

                            589 8th Avenue 7th Floor
                            New York, New York 10018
                          -----------------------------
                    (Address of principal executive offices)

                                      10018
                         ------------------------------
                                   (Zip Code)

                                 (212) 931 8600
                                -----------------

              (Registrant's telephone number, including area code)

                        Heuristic Development Group, Inc.
                        1219 Morningside Drive, Suite 102
                        Manhattan Beach, California 90266
           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

On October 29, 1999, Virtual Communities, Inc. ("VCI") merged with and into HDG Acquisition Sub, Inc., a wholly owned subsidiary of Heuristic Development Group, Inc. ("HDG"). Previously, on June 3, 1999, HDG and VCI entered into a Plan and Agreement of Merger (the "Merger") that was subsequently amended on September 8, 1999. VCI shareholders approved the merger by means of a Consent of Shareholders dated as of October 26, 1999 and HDG shareholders approved the merger at HDG's Annual Meeting held on the same date.

In connection with the Merger, HDG changed its name to Virtual Communities, Inc. and began trading its securities (former symbol: IFIT) on the NASDAQ Small Cap Market on Monday, November 1, 1999 under the symbols: "VCIX" for the common stock, "VCIXU" for the Units, "VCIXW" for the Class A Warrants and "VCIXZ" for the Class B warrants. As a result of the Merger, VCI shareholders received 1.151 shares of HDG common stock for each share of VCI common stock held by them. After the Merger, there were a total of 14,075,382 shares of the Company outstanding. HDG's Board of Directors and management resigned and were replaced with VCI's Board of Directors and management. Following the Merger, VCI shareholders control HDG, holding 88.6% of the Common Stock of the Company with HDG shareholders holding 11.4%.

Share Ownership of Management and Certain Stockholders

The following table sets forth, as of November 10, 1999, information as to: (a) the beneficial ownership of VCI common stock by (i) each person serving VCI as a director on such date, (ii) each person who qualifies as a "named executive officer" as defined in Item 402(a)(2) of Regulation S-B under the Exchange Act, and (iii) all of such directors and executive officers of VCI as a group; and
(b) each person known to VCI as having beneficial ownership of more than 5% of VCI common stock.

                      [Report Continues on Following Page]


  Name and Address of                              Number of Shares                 Percentage of Shares
   Beneficial Owner(2)                            Beneficially Owned                Beneficially Owned(1)
  --------------------                            ------------------                ---------------------
Avi Moskowitz(3)                                        493,779                                3.5%

Peter A. Jacobs(4)                                      187,018                                1.3%

David Morris(5)                                         153,057                                1.1%

Sonja Simon(6)                                           19,184                                 .1%

Michael Harwayne                                              0                                 .0%

Robert J. Levenson & Mira
Levenson(7)                                              47,619                                 .3%

Jonathan Seybold(8)                                     173,464                                1.2%

Allan Dalfen(9)                                           7,000                                0.1%

Fred Lafer                                               47,619                                 .3%

Paul and Hannah Lindenblatt(10)
                                                        830,446                                5.9%

Roth Trust(11)                                        1,981,447                               14.1%

Net Results Holdings, LLC(12)                         1,746,117                               12.4%

Line Holdings Ltd.(13)                                2,780,000                               19.8%

All Directors and Executive Officers
                                                      1,128,740                                8.0%

--------
 (1) Percentage of VCI common stock shares beneficially owned is based upon 14,075,382 shares of VCI common stock outstanding following the merger.

 (2) Except as otherwise provided, the address for all beneficial owners is c/o Virtual Communities, Inc., 589 Eighth Avenue, New York, NY 10018. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the beneficial owners have sole voting and investment power with respect to all shares of VCI common stock set forth opposite their names.

 (3) Includes options exercisable for 185,694 shares of VCI common stock exercisable within 60 days after November 10, 1999. Also includes warrants exercisable for 161,140 shares of VCI common stock exercisable within 60 days after November 10, 1999. Does not include 1,981,447 shares of VCI common stock held by the Roth Trust, of which Mr.

Moskowitz is a potential beneficiary. Mr. Moskowitz disclaims beneficial ownership of these shares.

 (4) Includes options exercisable for 19,184 shares of VCI common stock and warrants exercisable for 3,764 shares of VCI common stock exercisable within 60 days after November 10, 1999.

 (5) Includes options exercisable for 19,184 shares of VCI common stock exercisable within 60 days after November 10, 1999. Also includes warrants exercisable for 133,873 shares of VCI common stock exercisable within 60 days after November 10, 1999. Does not include 798,553 shares of VCI common stock held by Line Holdings Ltd., which is controlled by a trust of which Mr. Morris is a potential beneficiary. Also does not include 286,280 shares of VCI common stock held by Business Systems Consultants Ltd., which is controlled by a trust of which Mr. Morris is a potential beneficiary. Also does not include warrants exercisable for 22,667 shares of VCI common stock exercisable within 60 days after November 10, 1999, held by Line Holdings Ltd., which is controlled by a trust of which Mr. Morris is a potential beneficiary. Also does not include warrants exercisable for 226,402 shares of VCI common stock exercisable within 60 days after November 10, 1999, held by Business Systems Consultants Ltd., which is controlled by a trust of which Mr. Morris is a potential beneficiary. Mr. Morris disclaims beneficial ownership of the VCI common stock held by Line Holdings Ltd. and Business Systems Consultants Ltd., and the warrants to purchase shares of VCI common stock held by Line Holdings Ltd. and Business Systems Consultants Ltd. The address for Business Systems Consultants Ltd. is 31-33 Le Pollet Street, Peterport, Guernsey, Channel Islands GY1 4JG. Does not include warrants exercisable for 144,560 shares of VCI common stock, exercisable 60 days after November 10, 1999.

 (6) Includes options exercisable for 19,184 shares of VCI common stock exercisable within 60 days after November 10, 1999. Mother-in-law of Mr. Moskowitz. Mr. Moskowitz disclaims beneficial ownership of these shares.

 (7) Mr. and Mrs. Levenson's address is 39 Hawthorne Road, Essex Falls, NJ
07021.

 (8) Includes 70,732 shares and warrants for 70,732 shares exercisable within 60 days after November 10, 1999, held by the Seybold Family Trust and options to purchase 16,000 shares of our Common Stock. Mr. Seybold is a trustee of such Trust, the beneficiaries of which are his wife and his children. The address of such trust is P.O. Box 1315 East Sound, Washington 98245. The address of Mr. Seybold is c/o Virtual Communities, Inc., 589 8th Avenue, New York, New York 10018.

 (9) Includes options to purchase 7,000 shares of our common stock. The address of such individual is c/o Heuristic Development Group Inc., 1219 Morningside Drive, Suite 102, Manhattan Beach, CA 90266.

 (10) Sister and brother-in-law of Mr. Moskowitz. Mr. Moskowitz disclaims beneficial ownership of these shares.

 (11) The address of the Roth Trust is c/o Line Holdings Ltd., 57-63 Line Wall Road, Gibraltar.

 (12) Includes warrants exercisable into 72,563 shares of Common Stock held by an affiliate of Net Results Holdings, LLC exercisable within 60 days after November 10, 1999 The address of Net Results Holdings, LLC is 151 West 25th Street, New York, New York 10001.

 (13) Shares are held for the benefit of various trusts including the Roth Trust. Potential beneficiaries thereof currently have no voting power nor the power to direct the vote of such shares nor any investment power, including the power to dispose or direct the disposition of the shares that are held by the trusts. Potential beneficiaries of the trust do not have the foreseeable right within 60 days to acquire ownership, voting power and/or investment power over such securities. Includes warrants exercisable for 22,667 shares of Common Stock exercisable within 60 days after November 10, 1999, which is controlled by a trust. The address for Line Holdings Ltd. is 57-63 Line Wall Road, Gibraltar Line Holdings disclaims beneficial ownership of all such shares which it holds on behalf of the various trusts.

Item 4. Changes in Registrant's Certifying Accountant.

HDG engaged the firm of Richard A. Eisner & Company, LLP to report upon HDG's financial statements for fiscal year 1998. VCI engaged the firm of Arthur Andersen, LLP to report upon VCI's financial statements for fiscal year 1998. At the annual meeting in October 1999, HDG stockholders ratified the appointment of Arthur Andersen, LLP as HDG's independent auditors effective upon the Merger which was a condition to VCI's obligation to consummate the Merger. Richard A. Eisner & Company, LLP was replaced by vote of the stockholders as the registrant's certifying accountant effective upon consumation of the merger.

Prior to the merger, HDG had decided to pursue a strategy of an investment in, or acquisition of, an existing company. HDG's independent auditors qualified their certifying report for the period for the year ending December 31, 1998 and for the period from July 20, 1994 through December 31, 1998, under an assumption that HDG would continue as a going concern. In such reports HDG was reported to have incurred substantial losses since inception and such losses were expected to continue during HDG's development stage.

HDG did not have any disagreement with Richard A. Eisner LLP regarding any matter of accounting principles or practices, financial statement, disclosure or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of such accountants would have caused such firm to make reference in connection with its reports to the subject matter of the disagreement(s) or any "reportable events" as defined in Rule 304(a)(v) of Regulation S-K.

The registrant has requested that Richard A. Eisner & Company, LLP furnish it with a letter addressed to the Commission stating whether it agrees with the above statements.

Item 5. Other Events.

New Principal Business. Prior to the Merger, HDG was a development stage company originally organized to research, develop, design and market fitness-related products. HDG's primary product was the IntelliFit System, a proprietary computerized system which generates personalized exercise prescriptions and tracks and records fitness programs. Due to disappointing acceptance of the IntelliFit System, HDG management decided to pursue a strategy of investment in or acquisition of an existing company.

As a result of the Merger on October 29, 1999, VCI became a wholly-owned subsidiary of HDG. VCI is a Delaware corporation that was organized in 1996 to develop, acquire and operate online communities on the Web that aggregate and publish various news, media and entertainment content targeted to specific demographic groups. VCI currently operates five online communities: Virtual Jerusalem, Virtual HolyLand, Virtual Ireland, Virtual Italy and Virtual India. VCI also recently began offering Web site design and development services to Web site publishers.

VCI's online communities Web are targeted to members of demographic groups with interests in their historical ethnic backgrounds and who want to share information with other members with like interests. In June 1997, VCI acquired substantially all of the assets and outstanding shares of Virtual Jerusalem Ltd., an Israeli corporation formed by the founders of VCI, that developed and published an Internet Web site called Virtual Jerusalem. VCI currently operates five online communities: Virtual Jerusalem (www.virtualjerusalem.com), Virtual HolyLand,(www.virtualholyland.com) launched in December 1998, Virtual Ireland (www.virtualireland.com) launched in March 1999, Virtual Italy launched in October 1999 (www.virtualitaly.com) and Virtual India, launched in November 1999 (www.virtualindia.com).

Rather than create its own content, VCI's Web sites aggregate comprehensive news and a variety of interactive and community-building elements selected from existing online entities (called "content partners") with which VCI enters into relationships. VCI wraps the content it obtains from these content partners with additional features and services to create a cohesive Web environment targeted to a specific demographic profile. In consideration for the use of such content, VCI provides its content partners with a variety of benefits, including links to their Web sites, a portion of advertising revenues and interactive Web services on co-branded pages created by VCI. As a result of its experience in developing its five online communities and the creation of over one hundred Web sites for its content partners, VCI began offering its Web site design and development services to unrelated third party Web site publishers. Although VCI had historically provided these services only to its content partners in exchange for access to content, offering these custom services to third parties for a fee represents a new business for VCI. These services, which VCI offers to its content partners and other third parties in the form of "modules", include content management technologies and numerous interactive elements described in more detail below. VCI has entered into one agreement with a third party to date for the provision of these services, and is currently negotiating with another such third party to provide these services on a fee basis and has received interest from several other entities for similar services.

VCI's strategy is to create or acquire Web site communities targeted to affinity groups that provide "Best of the Web" content, interactive elements, e-commerce and comprehensive portals to existing Internet sites related to that community. Initially, VCI's management thought that this strategy would most appeal to demographic groups who are passionate about issues relating to their community are focused on their historical backgrounds and homelands, identify with other members of their community and are interested in the success of their communities. VCI's management now recognizes that this strategy can be applied equally as well to Web sites for a specific business discipline, religion, country or ethnicity. VCI's selects its target groups around which to build or acquire communities based on their overall size, Internet use and socioeconomic level. These elements help ensure that the group will be attractive to potential online advertisers, sponsors and e-commerce vendors. VCI's management thinks that there is a substantial opportunity to generate revenue from e-commerce and advertising that is focused on target groups with these characteristics. VCI's strategy entails aggregating content appearing on disparate Web sites on the Internet into well-defined online communities targeted to these specific demographic groups. VCI's management thinks that successful Web site communities must have the following characteristics: (i) a large target market with at least 2 million Internet users; (ii) appeal to potential e-commerce partners, sponsors and advertisers; (iii) interest in major events that will draw the attention of the community (for example, the Millennium for the Christian community); and
(iv) a sufficient number of related content Web sites that will provide VCI with aggregating potential from which to cull a critical mass of content. In selecting a large target market, VCI's management thinks that the members of that demographic group must have the following characteristics: (i) a strong interest and passion for a topic, including a continued interest in news, features and related services; and (ii) high Internet usage as determined by Internet advertisers (e.g., upper middle class, and well-educated). Based on these characteristics, VCI is currently identifying professional and expatriate groups in the United States and elsewhere for whom to develop or acquire online communities. Such virtual expatriate communities may be targeted to members of the Asian, African and Spanish communities residing in the United States and other English speaking countries. The contemplated Web sites will deliver news and information from such expatriates' former homelands, offer features on their current lifestyles and customs and provide an opportunity to interact with other community members. Content for such Web communities would be derived from local and foreign media content partners with which VCI would enter into agreements.

VCI's Revenue Sources. VCI's revenues increased from $402,000 in 1997 to $819,000 in 1998. VCI recorded revenue of approximately $345,000 for the first six months of 1999. While advertising revenues contributed approximately $512,000 to revenue for 1998 (or 63% of this revenue), and 54% of first half of 1999 revenues, VCI anticipates that the majority of its revenues after 1999 will be derived from e-commerce and site design and development services for third parties. Revenue to date has almost exclusively been generated by the Virtual Jerusalem site and the license of the first CMS system. Revenues from Virtual HolyLand and Virtual Ireland are expected to increase in the fourth quarter 1999 and revenues from Virtual Italy and Virtual India are expected to commence in 2000.

Web site design and development. In implementing its strategy as discussed above, VCI has developed five online communities of its own and has designed and developed Web sites for many of its content partners in exchange for their content. In addition, to leverage the know-how and technologies VCI obtained in this process, VCI is offering Web site design and development services to third party Web publishers on a fee basis. VCI offers these services on a flexible or "modular" basis, allowing Web site publishers to select individual modules for their specific needs. To provide these modules to Web site publishers, VCI sublicenses modules that it previously licensed from Internet service providers with which it has formed prior relationships, or alters programs that VCI created for its own online communities. VCI also intends to license additional modules from entities with whom it is currently in negotiations or from entities which produce attractive new technologies. In order to deliver its services to its content partners and potential third party clients using these licensed technologies, one of VCI's subsidiaries, VCIL, maintains a staff of Web site designers and programmers who create, update and maintain Web sites. In exchange for services rendered to its content partners, VCI receives content. In exchange for services rendered to third parties, VCI plans to charge a one time flat fee of approximately $250,000 to $300,000, depending upon certain factors such as the number of modules to be provided, VCI's level of participation in a particular Web site's advertising and e-commerce revenues and VCI's access to such site's user registration data. In August 1999, the Company, through a wholly owned subsidiary established in August 1999 named VCI Community Solutions, Inc., entered into a web design and development agreement with Tromaville.com, Inc., a subsidiary of Troma, Inc., a New York company ("Tromaville"), for the provision of certain design, development and maintenance services for a web site to be produced by VCI on behalf of Tromaville. Pursuant to the agreement, VCI granted to Tromaville a limited, non-exclusive, worldwide, perpetual royalty-free, non-transferable license to use the Company's Community Management Solution ("CMS") which shall be installed on the Tromaville site. VCI shall provide a variety of CMS elements and certain services for the Tromaville site. In addition to a web design and development fee, VCI will receive a yearly maintenance service fee commencing with the second year of the term and a percentage of advertising and e-commerce revenues derived from the Tromaville site. In the event Tromaville elects to terminate the agreement, VCI shall be entitled to a buy-out amount based on a formula that takes into consideration revenues then derived from the Tromaville site and the number of registered users of such site.

Board of Directors. Following the consummation of the merger, HDG's Board of Directors consists of seven directors elected by HDG stockholders at the annual meeting on October 26, 1999. All of these directors were nominated by VCI pursuant to the merger agreement, three of such nominees were former directors of VCI and two directors were former directors of HDG. Set forth below are the names of the directors and information concerning their age as of September 15, 1999, positions and offices held with VCI, their principal occupation for at least the past five years, the date which each such nominee became a director of VCI and other directorships held by the person in companies filing periodic reports pursuant to the Securities Exchange Act of 1934.

         Name          Age    Position

 Avi Moskowitz........ 35  Chairman of the Board, CEO and President
 Robert J. Levenson... 55  Director
 Fred S. Lafer........ 70  Director
 Jonathan W. Seybold.. 56  Director
 Allan Dalfen......... 55  Director
 Peter A. Jacobs...... 55  Director
 David Morris......... 29  Director

    Avi Moskowitz founded VCI in August 1996 and served as Chairman of the Board, Chief Executive Officer, President and Director ever since. In January 1996, Mr. Moskowitz also founded Virtual Communities Israel Ltd. and served as the entity's sole Director and Chief Executive Officer until May 1999. From 1994 until 1996, Mr. Moskowitz was a principal of NetMedia, Ltd., an Israel Internet service provider. From 1986 through 1994, Mr. Moskowitz was President of MedPlus Inc., a New York-based value-added reseller of healthcare software systems. Mr. Moskowitz attended Yeshiva College of Yeshiva University. Mr. Moskowitz is the son-in-law of Sonja Simon.

    Robert J. Levenson became a director of HDG upon the consummation of the Merger. Since 1992, he has been a Director of First Data Corp. ("FDC"), a company whose shares are listed on the New York Stock Exchange, and an Executive Vice President of FDC since July 1993. He formerly served as Senior Executive Vice President, Chief Operating Officer, and Member of the Office of the President of Medco Containment Services, Inc., a provider of managed care prescription benefits. Mr. Levenson was a Director of Medco Containment Services, Inc. from October 1990 until December 1992. From 1985 until October 1990, Mr. Levenson was Group President and Director of ADP. Mr. Levenson is a director of Vestcom International, Inc., Superior Telecom, Inc. and Emisphere Technologies, Inc.

   Fred S. Lafer become a director of HDG upon the completion of the Merger. From 1994 to the present, Mr. Lafer has been President of the Taub Foundation, a charitable foundation. Prior thereto, until 1996, Mr. Lafer was Senior Vice President and Secretary of Automatic Data Processing, Inc., a provider of employer, financial and data services. He is also a member of the Board of Vestcom International.

   Jonathan W. Seybold was Chairman of the Board of HDG from July 1994 until the Merger. Mr. Seybold founded Seybold Seminars, Inc., a company which conducts large scale, technology-based trade shows and conferences and Seybold Publications, a company which publishes reports on publishing systems, desktop publishing and digital data applications, and served as President of the two companies from 1981 to 1993.

    Allan Dalfen has been a director of HDG since January 1995, Mr. Dalfen has served as President of Dalfen Corporation, an investment corporation. From October 1992 to December 1994, Mr. Dalfen served as President and Chief Executive Officer of Vestro Foods, Inc. and from 1979 to 1992, Mr. Dalfen served as President and Chief Executive Officer of Weider Health and Fitness. Mr. Dalfen is currently a director of Vestro Foods, Inc.

   Peter A. Jacobs has been a Director of VCI since April 1998 and became a Director of HDG upon completion of the merger. Since December 1998, he has been a director of Hillsdown Holdings PLC, a publicly traded U.K. food and furniture company, and he has also been Chairman of Hillsdown since March 1999. In December 1998, Mr. Jacobs became Chairman of Healthcall, Ltd., a doctor's deputizing service, and in November 1998, he became a director of Bank Leumi U.K. Since March 1998, Mr. Jacobs has been a director of Allied Domecque, Ltd., a U.K.-based food, beverage and spirits company. From May 1991 until August 1999, Mr. Jacobs was Chief Executive Officer of BUPA, the U.K.'s largest private health care provider and health insurer. Mr. Jacobs received a BSC in Mechanical Engineering in 1966 and a DMS in Management Studies in 1969 from Aspon University, Birmingham, England.

   David Morris has been a Director of VCI since April 1998 and became a director of HDG upon the Merger. Since May 1998, he has been a director of ENG Ltd., a U.K. computer maintenance company. Since February 1998, he has been a director of Vanco Ltd., a provider of wide area management network systems. Since June 1997, Mr. Morris has been an employee of Monhouse Ltd., a U.K.-based management company and, since June 1998, he has been a director of Monhouse. He has also been a director of Oldstone Properties, a property investment/development company since June 1997, and a director of Voyeur Ltd. and PC Cloths, Ltd., two U.K.-based clothing companies since February 1998. From 1996 through 1997, Mr. Morris restructured closed-end investment trusts for Brewin Dolphin Ltd., a U.K. stock brokerage firm. From January 1995 to December 1995, Mr. Morris was employed by Net Media Ltd., an Israeli Internet service provider, partially owned by Mr. Moskowitz. Mr. Morris received a Bachelor of Arts degree from University of Westminster, London in 1993.

All of the above directors and nominees will hold office from the effective time until the next annual meeting of the stockholders and until their successors have been duly elected and qualified. All of the above executive officers will be elected by and serve at the direction of the Board of Directors of HDG after the merger.

Key Personnel. Following the consummation of the merger, the management team of VCI has begun to serve as management of HDG. The following are officers and key personnel of HDG following the Merger:

Name                  Age    Position

Avi Moskowitz         35  President and Chief Executive Officer
Michael S. Harwayne.. 29  Vice President of Business Development and
                          Marketing
Sonja Simon.......... 65  Secretary
Deborah Gaines        41  Editorial Director
David L. Kahn........ 43  Executive Vice President--VCIL
Ellen Cohl........... 32  Controller--VCIL

   Michael S. Harwayne joined VCI in February 1999. From 1995 to 1999, Mr. Harwayne was employed at McKinsey & Company, Inc. where he was an Associate until 1997, when he was promoted to Engagement Manager. From 1991 to 1993, he held several positions at the International Data Group, including account representative and management associate to PC World magazine and circulation manager of Multimedia World. Mr. Harwayne received a Bachelor of Arts degree, magna cum laude, from Harvard College in 1991 and received his MBA at Harvard's Graduate School of Business in 1995.

   Sonja Simon was a director of VCI from September 1996 to the date of the Merger and has been secretary of VCI since 1996. From 1991 to 1994, Mrs. Simon was a data processing consultant for FYI Systems in the New York area, providing services to Simon & Schuster. From 1994 to 1996, she was a consultant for Parsee Information Corp., providing services to Citibank, N.A. and since 1997 has provided computer consulting services to Chase Manhattan Bank through Global Computer Associates, Inc., a privately held company based in New York. Prior thereto, Ms. Simon worked for IBM in engineering and sales for over 30 years. Ms. Simon is the mother-in-law of Avi Moskowitz.

   Deborah Gaines joined VCI as Editorial Director in November 1999. Before joining VCI, Ms. Gaines served as Managing Editor for the Hearst magazine group at Women.com from 1998-99, spearheading the launch of new sites for Redbook and Good Housekeeping. From 1997-98, she was Managing Editor of iVillage: The Women's Network. She has also held editorial positions at Money magazine and Baby magazine, and written about travel for the New York Post, Ladies' Home Journal, Modern Bride and others. Ms. Gaines graduated from Yale University and has an M.A. in literature from Columbia University

    David L. Kahn has been the Executive Vice President of one of VCI's subsidiaries, Virtual Communities Israel Ltd. since October 1996. From 1990 to 1996, Mr. Kahn was an associate of Corrine Davar Property Consultants, a Jerusalem real estate firm. Mr. Kahn received a Bachelors Degree in Political Science from Yeshiva University, New York in 1978 and a J.D. Degree from Benjamin N. Cardozo School of Law, New York in 1981.

   Ellen Cohl became the Controller of VCIL in August 1997. From 1995 through 1997, she was a Senior Auditor with Luboshitz Kasierer & Co., the Israeli affiliate of Arthur Andersen & Co., the accountants for VCI, VCIL and VCIIP. During 1994, Mrs. Cohl was a Special Project Leader at Deloitte & Touche LLP, New York. From July 1992 through April 1994 she was a Senior Auditor with Bank Leumi Trust Company. Mrs. Cohl is a Certified Public Accountant and received a Bachelor of Science Degree from New York University in 1988, and a Masters Degree in Business Administration from Baruch College, The City University of New York in 1995.

There are no family relationships among any of the directors or executive officers other than between Mr. Moskowitz and Ms. Simon, who is Mr. Moskowitz's mother-in-law.

Employees and Facilities. VCI, together with its Israeli subsidiaries, Virtual Communities Israel Ltd. ("VCIL") and V.C.I. Internet Properties Ltd. ("VCIIP"), employ 64 full-time employees, 39 of whom are located in VCIL's offices in Jerusalem, Israel, 2 of whom are located in VCIIP's offices in Eli, Israel, and 23 of whom are based in VCI's offices in New York, New York. Over the next several months, VCI intends to retain approximately 10 additional persons for VCIL's Jerusalem office where such personnel will be engaged in Web site production, programming, editorial services, client services and administration.

   VCI's Web site servers are housed in server parks in Herndon, Virginia and in New York, New York where they receive 24-hour maintenance and back-up services pursuant to an agreement with Frontier Global, Inc.

   The offices of VCI and VCI's Israeli subsidiaries, VCIL and VCIIP, are located at 589 Eighth Avenue, New York, New York 10018, Jerusalem Technology Park, Jerusalem, Israel 91481 and Yishuv Eli 37, Eli, Israel 44828,respectively.

Amendment of Certificate of Incorporation. As a result of the filing of the certificate of merger, HDG's certificate of incorporation was amended and restated to change its name to "Virtual Communities, Inc." and to increase the number of authorized shares of HDG's stock to 45,000,000 shares of common stock and 5,000,000 shares of preferred stock. The amended and restated certificate of incorporation is HDG's certificate of incorporation until changed or amended as provided therein or by applicable law.

Amendment of By Laws. The existing bylaws of HDG provided that the bylaws may be altered, amended or repealed by majority vote of the Board of Directors or by the stockholders at an annual meeting or a special meeting called for that purpose. A condition to the obligation of VCI to consummate the merger was that the HDG stockholders approve and adopt an Amended and Restated Bylaws of HDG in substantially the form set forth in Exhibit XII to the merger agreement, effective upon the effective time of the merger.

Number of Directors. The amended and restated bylaws provide that the number of directors may be not less than three nor more than nine.

Stockholder Proposal and Nomination Procedure. The amended and restated bylaws provide that at any annual meeting of stockholders, only such business shall be conducted as shall have been: (i) specified in the notice of the meeting given by or at the direction of the HDG Board; (ii) otherwise properly brought before the meeting by or at the direction of the HDG Board; or (iii) otherwise properly brought before the annual meeting by a stockholder. The stockholder must give notice of the business proposed to be brought before the annual meeting to the secretary of HDG not less than forty-five (45) days nor more than seventy-five
(75) days prior to the date on which HDG first mailed its proxy materials for the previous year's annual meeting of shareholders (or the date on which HDG mails its proxy materials for the current year if during the prior year HDG did not hold an annual meeting or if the date of the annual meeting was changed more than thirty (30) days from the prior year). A stockholder's notice to HDG's secretary must describe each matter the stockholder proposes to bring before the annual meeting, the name and record address of the stockholder proposing such business, the class and number of shares of HDG which are beneficially owned by the stockholder, and any material interest of the stockholder in such business.

Similarly, any stockholder desiring to nominate a person to stand for election to the Board of Directors must make a written nomination to the Secretary of HDG not less than 45 days nor more than 75 days prior to the date on which HDG first mailed its proxy materials for the previous year's annual meeting of shareholders (or the date on which HDG mails its proxy materials for the current year if during the prior year HDG did not hold an annual meeting or if the date of the annual meeting was changed more than thirty (30) days from the prior year). The notice must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address, and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of HDG which are beneficially owned by the nominee, and (iv) any other information about the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Exchange Act; and (b) as to the stockholder giving notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of the company beneficially owned by the stockholder.

Special Meetings of Stockholders. The amended and restated bylaws provide that special meetings of the stockholders may be called by the Chairman of the Board, the President or by a majority of the HDG Board of Directors.

Approval and Adoption of the 1999 Stock Incentive Plan. Pursuant to the merger agreement, a condition to the obligation of VCI to consummate the Merger was the approval by HDG's Board and stockholders of a 1999 HDG Stock Incentive Plan. This Plan was drafted for VCI instead of HDG because following the merger HDG changed its name to VCI. Accordingly, all references to the surviving corporation are to VCI. The following summary of the 1999 Stock Incentive Plan is subject in its entirety to the specific language of the 1999 Stock Incentive Plan.

General Description. The 1999 Stock Incentive Plan was approved by the Board of Directors on September 11, 1999. The purposes of the 1999 Stock Incentive Plan are to give VCI's employees and others who perform substantial services for to VCI an incentive, through ownership of its common stock, to continue in service to VCI, and to help VCI compete effectively with other enterprises for the services of qualified individuals. The 1999 Stock Incentive Plan permits the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") only to employees of VCI or any of its parent or subsidiary corporations. Awards other than ISOs may be granted to employees, directors and consultants. The 1999 Stock Incentive Plan provides for the grant of (i) shares, (ii) options, stock appreciation rights ("SARs") or similar rights with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock of VCI (collectively, the "Awards"). Such Awards include, without limitation, options, SARs, sales or bonuses of restricted stock, dividend equivalent rights ("DERs"), performance units ("Performance Units") or performance shares ("Performance Shares").

Number of Shares Reserved. The number of shares reserved for issuance under the 1999 Stock Incentive Plan is 1,000,000 shares, plus an annual increase to be added on the first day of VCI's fiscal year beginning in 2001 equal to two percent (2%) of the number of shares outstanding as of such date or a lesser number of shares determined by the Plan's administrator (the "Administrator"). Of the number of shares reserved for issuance, the maximum aggregate number of shares available for grant of ISOs is 900,000 shares, plus an annual increase to be added on the first day of VCI's fiscal year beginning in 2001 equal to the lesser of (x) 1,000,000 shares, (y) two percent (2%) of the number of shares outstanding as of such date, or (z) a lesser number of shares determined by the Administrator. The shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock. Limiting the annual increase to no more than 1,000,000 shares per fiscal year is designed to permit the inclusion of ISOs within the types of Awards that may be issued under the 1999 Stock Incentive Plan pursuant to the formula for determining the maximum aggregate number of shares available for issuance under the 1999 Stock Incentive Plan. The Board of Directors recommends this amendment as a means by which the Compensation Committee can plan on an annual basis for an allocation of ISOs among other types of Awards sufficient to meet VCI's anticipated requirements for attracting and retaining employees.

   Administration. The 1999 Stock Incentive Plan is administered, with respect to grants to directors, officers, consultants, and other employees, by the Administrator of the 1999 Stock Incentive Plan, defined as the Board or a committee designated by the Board. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). With respect to Awards subject to Code Section 162(m), the committee will be comprised solely of two or more Outside directors as defined under Code Section 162(m) and applicable tax regulations. For grants of Awards to individuals not subject to Rule 16b-3 and Code Section 162(m), the Board of Directors may authorize one or more officers to grant such Awards.

   Amendment and Termination. The Board may at any time amend, suspend or terminate the 1999 Stock Incentive Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, VCI will obtain stockholder approval of any amendment to the 1999 Stock Incentive Plan in such a manner and to such a degree as required. The 1999 Stock Incentive Plan will terminate in July 2009 unless previously terminated by the Board of Directors.

   Other Terms. Stock options granted under the 1999 Stock Incentive Plan may be either ISOs under the provisions of Section 422 of the Code, or non- qualified stock options. ISOs may be granted only to employees of VCI or any of its parent or subsidiary corporations. Awards other than ISOs may be granted to employees, directors and consultants. Under the 1999 Stock Incentive Plan, Awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

   The 1999 Stock Incentive Plan authorizes the Administrator to select the employees, directors and consultants of VCI to whom Awards may be granted and to determine the terms and conditions of any Award; however, the term of an incentive stock option may not be for more than 10 years (or 5 years in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of VCI or any parent or subsidiary corporation of VCI). The 1999 Stock Incentive Plan authorizes the Administrator to grant Awards at an exercise price determined by the Administrator. In the case of ISOs, such price cannot be less than 100% (or 110%, in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of VCI or any parent or subsidiary corporation of VCI) of the fair market value of the Common Stock on the date the option is granted. The exercise price of Awards intended to qualify as performance-based compensation for purposes of Code
Section 162(m) shall not be less than 100% of the fair market value. The exercise price is generally payable in cash or, in certain circumstances, with such documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of an Award and delivery to VCI of the sale proceeds required to pay the exercise price, or with shares of Common Stock. The aggregate fair market value of the Common Stock with respect to any ISOs that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

   The Awards may be granted subject to vesting schedules and restrictions on transfer and forfeiture rights in favor of VCI as specified in the agreements to be issued under the 1999 Stock Incentive Plan. In the event of a Corporate Transaction or a Change in Control, each as defined in the 1999 Stock Incentive Plan, each Award which is at the time outstanding under the Plan automatically will become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to ISOs) and forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction or Change in Control, for all of the shares at the time represented by such Award. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless the Awards are, in connection with the Corporate Transaction, assumed by the successor corporation or its parent. In the event of a Related Entity Disposition, as defined in the 1999 Stock Incentive Plan, each Award of a grantee who is engaged primarily in service to that Related Entity which is at the time outstanding under the 1999 Stock Incentive Plan automatically will become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to ISOs) and forfeiture rights, immediately prior to the specified effective date of such Related Entity Disposition, for all of the shares at the time represented by such Award.

   Under the 1999 Stock Incentive Plan, ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the 1999 Stock Incentive Plan permits the designation of beneficiaries by holders of ISOs. Other Awards are transferable to the extent provided in the Award agreement.

   The Administrator may establish one or more programs under the 1999 Stock Incentive Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an Award. The Administrator also may establish under the 1999 Stock Incentive Plan separate programs for the grant of particular forms of Awards to one or more classes of grantees.

   Certain Federal Tax Consequences. The grant of a non-qualified stock option under the 1999 Stock Incentive Plan will not result in any federal income tax consequences to the optionee or to VCI. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. VCI is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. VCI does not receive a tax deduction for any such gain. The maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6%. The maximum rate at which long-term capital gains for most types of property are taxed is 20%.

   The grant of an incentive stock option under the 1999 Stock Incentive Plan will not result in any federal income tax consequences to the optionee or to VCI. An optionee recognizes no federal taxable income upon exercising an incentive stock option ("ISO") (subject to the alternative minimum tax rules discussed below), and VCI receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of Common Stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. VCI is not entitled to any deduction under these circumstances.

   If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. VCI, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

   The "spread" under an ISO--i.e., the difference between the fair market value of the shares at exercise and the exercise price--is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

   The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. VCI is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. VCI does not receive a tax deduction for any such gain.

   Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

   The foregoing is only a summary of the current effect of federal income taxation upon the grantee and VCI with respect to the shares purchased under the 1999 Stock Incentive Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a grantee's death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

   Amended Plan Benefits. As of the date of this Report on Form 8-K, no executive officer, director and no associates of any executive office or director, has been granted any options subject to stockholder approval of the 1999 Stock Incentive Plan. The benefits to be received pursuant to the 1999 Stock Incentive Plan amendments by VCI's executive officers, directors and employees are not determinable at this time.

Fairness of Transaction.

Duff & Phelps, LLC provided a written opinion to HDG's Board of Directors as to the fairness of the merger to HDG's stockholders from a financial point of view. The total number of shares of HDG common stock issued in the merger to the holders of VCI Common Stock was determined by dividing $22,000,000 plus $1,032,500, the amount of equity capital raised by VCI between June 2, 1999 (the date as of which the merger agreement was signed) and October 29, 1999, the date the merger was completed, by a fraction, the numerator of which equaled the amount of HDG's cash and cash equivalents (times a multiplier that was the amount of cash and cash equivalents of HDG), and the denominator of which equaled the number of HDG common shares outstanding immediately prior to the merger.

The per share conversion ratio was determined by dividing the total number of shares of HDG common stock issued in the merger by the total number of shares of VCI common stock which were issued and outstanding immediately prior to the merger (including for this purpose issued and outstanding VCI preferred stock assuming conversion into VCI common stock). Accordingly, the number of shares of HDG common stock issued to holders of VCI common stock in the merger was based on changes in the relative valuations of VCI and HDG and the relative number of shares of VCI and HDG which were issued and outstanding at the effective date of the merger.

Pursuant to an engagement agreement dated May 4, 1999, Duff & Phelps was engaged by the HDG Board of Directors to render an opinion as to whether the Merger was fair to the shareholders of HDG from a financial point of view. In rendering the opinion, it was Duff & Phelps' understanding that HDG would acquire VCI in an all-stock transaction. HDG's existing common stock and Class A and Class B warrants would remain outstanding. VCI's shareholders would receive approximately 11.9 million to 15.4 million shares of HDG common stock representing approximately 88 percent to 91 percent of HDG's common stock after the merger (assuming no exercise of HDG warrants and options). Duff & Phelps further understood that the Merger was to be submitted to the shareholders of HDG for approval at an annual meeting of the HDG stockholders.

Duff & Phelps is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, and valuations for corporate and other purposes. Duff & Phelps has previously not provided any financial advisory services to HDG.

For purposes of its opinion and in connection with its review of the Proposed Transaction, Duff & Phelps reviewed and analyzed, among other things, the following: (a) draft of the proxy statement/prospectus dated as of July 12, 1999; (b) the merger agreement dated June 3, 1999; (c) Letter of Intent, Re:
Proposed Merger with Heuristic Development Group, Inc., dated March 31, 1999, as prepared by Avi Moskowitz, President and Chairman of VCI; (d) Heuristic Development Group, Inc., A Proposal: The Virtual Communities Business Combination, dated March 1999, as prepared by Jesup & Lamont Capital Markets, Inc.; (e) Virtual Communities, Inc., Confidential Information Memorandum, Series B Preferred Stock, dated April 20, 1999, as prepared by Jesup & Lamont Securities Corporation; (f) current financial projections for VCI, as prepared by VCI management; (g) unaudited financial statements for VCI for the three months ended March 31, 1999, and audited financial statements for VCI for the years ended December 31, 1997 and 1998; and (h) unaudited financial statements for HDG for the three months ended March 31, 1999, and audited financial statements for HDG for the years ended December 31, 1997 and 1998.

Duff & Phelps considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant. Duff & Phelps also had discussions with certain officers and employees of HDG and VCI to review the foregoing as well as other matters it believes relevant to its analysis.

Item 7. Financial Statements and Exhibits.

The financial statements required under Item 7 are hereby incorporated herein by reference to HDG's Registration Statement on Form S-4 Amendment No. 1 (Commission file number 333-87373), filed with the Commission on September 30, 1999.


Exhibits.

     Exhibit No.        Description of document
     -----------        -----------------------

              2.1 Agreement and Plan of Merger between HDG and VCI, dated June 2, 1999 (1)

              2.2 Amendment to Agreement and Plan of Merger between HDG and VCI, dated September 8, 1999 (2)

              3.1       Certificate of Incorporation of HDG, as amended (3)

              3.2       Amended and Restated Bylaws of HDG (4)

            10.23       1999 Stock Incentive Plan (5)

             16.1       Letter re Change in Certifying Accountant

(1) Filed with the Commission as Exhibit 2.1 to HDG's Form 10-Q for the quarter ended on June 30, 1999, and incorporated herein by reference thereto.

(2) Filed with the Commission as Annex L to HDG's Registration Statement on Form S-4 Amendment No. 1 (Commission file number 333-87373), filed with the Commission on September 30, 1999, and incorporated herein by reference thereto.

(3) Filed as Exhibit XI to Appendix A of HDG's Registration Statement on Form S-4 Amendment No. 1 (Commission file number 333-87373), filed with the Commission on September 30, 1999, and incorporated herein by reference thereto.

(4) Filed as Exhibit XII to Appendix A to HDG's Registration Statement on Form S-4 Amendment No. 1 (Commission file number 333-87373), filed with the Commission on September 30, 1999, and incorporated herein by reference thereto.

(5) Filed with the Commission as Exhibit 10.25 to HDG's Registration Statement on Form S-4 (Commission file number 333-87373), on September 17, 1999, and incorporated herein by reference thereto.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          VIRTUAL COMMUNITIES, INC.


Date:   November 12, 1999              By:  /s/ Avi Moskowitz
        --------------------           ---------------------------------------
                                       Avi Moskowitz,
                                       President and Chief Executive Officer